EXPLANATORY NOTE

Commonwealth Thoroughbreds LLC has prepared this Post-Effective Amendment No. 1 to its Form 1-A filed on March 13, 2020 solely for the purposes of filing Exhibit 4.1 and Exhibit 6.4(c).

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation**

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement**

Exhibit 3.1 – Series Designation for Series TF2019**

Exhibit 3.2 – Series Designation for Series OL2018**

Exhibit 3.3 – Series Designation for Series A1**

Exhibit 4.1 – Form of Subscription Agreement*

Exhibit 6.1 – Form of Management Services Agreement**

Exhibit 6.2(a) – Amended and Restated Convertible Promissory Note and Security Agreement for Timido Filly**

Exhibit 6.2(b) – Convertible Promissory Note and Security Agreement for Orb Colt**

Exhibit 6.3(a) – Instrument of Transfer for Timido Filly**

Exhibit 6.3(b) – Purchase and Sale and Co-Ownership Agreement and Bill of Sale for Orb Colt**

Exhibit 6.4(a) – Broker Dealer Services Agreement with North Capital Private Securities Corporation**

Exhibit 6.4(b) – Amendment to Broker Dealer Services Agreement with North Capital Private Securities Corporation dated February 27, 2020**

Exhibit 6.4(c) – Amendment to Broker Dealer Services Agreement with North Capital Private Securities Corporation dated March 30, 2020.*

Exhibit 8.1 – Form of Escrow Agreement with North Capital Private Securities Corporation**

Exhibit 11.1 – Consent of Dean Dorton Allen Ford, PLLC **

Exhibit 11.2 – Consent of Hyperion Thoroughbred Consultants**

Exhibit 11.3 – Consent of Frost Brown Todd LLC (included in opinion filed as Exhibit 12.1)

Exhibit 12.1 – Opinion of Frost Brown Todd LLC**

Exhibit 13.1 – Testing the Waters Materials**

__________________

* Filed herewith.

** Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on April 7, 2020.

COMMONWEALTH THOROUGHBREDS LLC

By: Commonwealth Markets Inc., its Manager

/s/ Brian Doxtator

Name: Brian Doxtator

Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian Doxtator Name: Brian Doxtator	Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)	April 7, 2020
/s/ Chase Chamberlin Name: Chase Chamberlin	Chief Marketing Officer and Head of Equine Operations	April 7, 2020

Commonwealth Markets Inc. /s/ Brian Doxtator Name: Brian Doxtator Title: Chief Executive Officer	Manager	April 7, 2020